                                                                        EX.99.E.

                             DISTRIBUTION AGREEMENT

      AGREEMENT made this as of the 26th day of July, 2004, between STI CLASSIC Variable Trust (the "Trust"), a Massachusetts business trust having its principal place of business at 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303, and BISYS FUND SERVICES LIMITED PARTNERSHIP ("Distributor"), having an office at 100 Summer Street, Boston, Massachusetts 02110.

      WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, Distributor is registered with the Commission as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds").

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

1.    Services as Distributor.

      1.1 Distributor will act as agent of Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement of Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and statement of additional information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements together with any amendments and supplements thereto.

      1.2 Distributor may solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other investment companies. The Trust agrees that Distributor's duties to

                                                                        EX.99.E.

such other investment companies shall not be deemed in conflict with its duties to the Trust under this Section 1.2.

      1.3 Distributor shall engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, which may include advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of Prospectuses to prospective investors other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into dealer agreements and other selling agreements with broker-dealers and other intermediaries.

      1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the 1934, and the laws governing the sale of securities in the various states.

      1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Funds, and may instruct dealers and other intermediaries to transmit orders directly to the transfer agent.

      1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstance of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

      1.7 The Trust agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified shares for sale, and the Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

      1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request. Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Prospectus or in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use.

      1.9 The Trust represents and warrants to Distributor that all registration statements, and each Prospectus, filed by the Trust with the Commission under the

                                                                        EX.99.E.

Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder. The registration statement and Prospectus shall contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the Commission thereunder, and all statements of fact contained in any such registration statement and Prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose any amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

      1.10 The Trust may use, or may request Distributor to use, an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing under circumstances in which Distributor will not review the orders. Under such circumstances, the Trust acknowledges and agrees that it will independently determine that any third party used by the Trust to process orders is a satisfactory service provider and that the Distributor's review will not be necessary.

      1.11 The Trust authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares.

      1.12 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares. The Trust agrees to indemnify, defend and hold harmless the Distributor, its several officers and employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable

                                                                        EX.99.E.

counsel fees incurred in connection therewith) which the Distributor, its officers and employees, or any such controlling person, may incur (a) as the result of acting as distributor of the Funds and entering into selling agreements, participation agreements, shareholder servicing agreements or similar agreements with financial intermediaries on behalf of the Trust; (b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading or (iii) any Trust-related advertisement or sales literature, or other materials distributed to the public that contains any untrue statement, or alleged untrue statement, of a material fact, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor; or (c) arising out of or based upon the electronic processing of orders over the internet at the Trust's request; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or employees, and any such controlling person shall not be construed to cover any claims, demands, liabilities or expenses arising out of or based upon (a) any untrue statements, or alleged untrue statement, as are contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or other materials distributed to the public, or any omission to state a material fact required to be stated in such materials that would be necessary to make the information therein not misleading to the extent that such untrue statement, alleged untrue statement, or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor provided the Distributor has reviewed any such registration statement, Prospectus, advertisement or sales literature, or other material prior to its use, or (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement.

      In the event of a formal legal action against the Distributor, its officers or employees, or any such controlling person, the Distributor shall provide the Trust with written notice of the action, identifying the persons against whom such action is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not heard solely on an alleged misstatement, omission or wrongful act on the Trust's part, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor and any other defendants in such suit shall bear the fees and expenses of any additional counsel retained by them; but in any case where the Trust does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers, employees, and controlling persons named as defendants in such suit, for the reasonable fees and expenses of any

                                                                        EX.99.E.

counsel retained by them to the extent related to a claim, demand, liability or expense covered under this Section 1.12. The Trust's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and employees, or any controlling person, and shall survive the delivery of any Shares.

      1.13 The Distributor agrees to indemnify, defend and hold harmless the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, from and against any and all claims, demands, liabilities and expenses (including the reasonable costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person may incur (a) under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or other materials distributed to the public, or any omission to state a material fact required to be stated in such materials that would be necessary to make the information therein not misleading to the extent that such untrue statement, alleged untrue statement, or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor provided the Distributor has reviewed any such registration statement, Prospectus, advertisement or sales literature, or other material prior to its use, (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws applicable to it in connection with its activities hereunder (other than in respect of Trust-related advertisements or sales literature that fails to comply with applicable laws notwithstanding the exercise of reasonable care in the preparation and review thereof by the Distributor).

      In the event of a formal legal action against the Trust, its officers or Trustees, or any such controlling person, the Trust shall provide the Distributor with written notice of the action, identifying the persons against whom such action is brought, promptly following the receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement, omission or wrongful act on the Distributor's part, the Trust shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust and any other defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Trust, its officers, directors, employees and controlling persons named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or them to the extent related to a

                                                                        EX.99.E.

claim, demand, liability or expense covered under this Section 1.13. The Distributor's indemnification agreement contained in this Section 1.13 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and employees, or any controlling person, and shall survive the delivery of any Shares.

      1.14 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission, provided, however, that nothing contained in this Section 1.14 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from an Shareholder in accordance with the provisions of the Trust's Prospectus, Agreement and Declaration of Trust, or Bylaws.

      1.15 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

      (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

      (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust or any proceeding for that purpose;

      (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

      (d) of any action of the Commission with respect to any amendment to any registration statement or Prospectus which may from time to time be filed with the Commission, which could reasonably be expected to have a material negative impact upon the offering of Shares.

      For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

      1.16 The Distributor agrees on behalf of itself and its officers and employees to treat confidentiality and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in

                                                                        EX.99.E.

writing by the Trust, which approval shall not be unreasonably withheld, but such approval shall not be required where the Distributor may be exposed to civil or criminal liability for failure to disclose such information, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      1.17 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

2.    INTENTIONALLY OMITTED.

3.    INTENTIONALLY OMITTED.

4.    INTENTIONALLY OMITTED.

5.    INTENTIONALLY OMITTED.

6.    Term, Duration and Termination.

      This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically
(a) in the event of its assignment or (b) if Distributor is no longer registered with the Commission under the 1934 Act and a member of the NASD. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.    Limitation of Liability of the Trustees and Shareholders.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such

                                                                        EX.99.E.

authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

8.    Privacy.

      Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the Funds. The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

9.    Anti-Money Laundering Compliance.

      9.1 Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

      9.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

      9.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood

                                                                        EX.99.E.

and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

10.   Notices.

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303 Attention: Debra Lamb, with copy to Jeff Young, 3435 Stelzer Road, Columbus, Ohio 43219; and if to BISYS, to it at 100 Summer Street, Boston, Massachusetts 02110, Attn: Broker-Dealer Compliance Department Manager, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

11.   Governing Law.

      This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                                   * * * * * *

                                                                        EX.99.E.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                  STI CLASSIC VARIABLE TRUST

                                  By: /s/ Deborah Lamb
                                      ---------------------------------------
                                  Name:  Deborah Lamb
                                  Title: Executive Vice President and Chief
                                         Compliance Officer

                                  BISYS FUND SERVICES LIMITED
                                  PARTNERSHIP
                                      By: BISYS Fund Services, Inc.,
                                      its General Partner

                                  By: /s/ William J. Tomko
                                      ---------------------------------------
                                  Name:  William J. Tomko
                                  Title: President

                                                                        EX.99.E.

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                       BETWEEN STI CLASSIC VARIABLE TRUST
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP

FUNDS

Capital Appreciation Fund
Growth and Income
International Equity Fund
Investment Grade Bond Fund
Mid-Cap Equity Fund
Small Cap Value Equity Fund
Value Income Stock Fund